EXHIBIT 10.7
                             AMENDMENT OF AGREEMENT


     This Amendment of Agreement ("Amendment") is effective as of the 1st day of August, 1994, between MISSISSIPPI PHOSPHATES CORPORATION ("MPC") and ATLANTIC FERTILIZER & CHEMICAL CORPORATION ("AFC").

     WHEREAS, MPC and AFC are parties to that certain Agreement effective as of October 1, 1991, whereby MPC appointed AFC as its exclusive distributor for DAP produced at the Pascagoula Plant; and

     WHEREAS, MPC and AFC desire to amend the Agreement as hereinafter set forth;

     NOW, THEREFORE, MPC and AFC hereby agree as follows:

     Article XI, paragraph 11.1 of the Agreement is hereby amended by deleting the first sentence thereof and by inserting in its place the following:

          Subject to MPC's right of early termination, in accordance with the provisions of paragraphs 2.3 and 7.3 above, and paragraphs 11.2, 11.3, and 13.1 below, the primary term of this Agreement shall commence on November 1, 1991, and shall end on June 30, 2003.

     IN WITNESS WHEREOF, MPC and AFC have caused this Amendment of Agreement to be executed in duplicate originals as of the date first above written.

ATLANTIC FERTILIZER & CHEMICAL     MISSISSIPPI PHOSPHATES CORPORATION
CORPORATION

By:  /s/ James Cattano             By:  /s/ Charles O. Dunn
     President                          President